UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2007
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-50180 (Commission File Number)	98-0365605 (IRS Employer Identification No.)

Suite 1410 - 800 West Pender Street
Vancouver, British Columbia Canada
V6C 2V6
(Registrant’s Telephone Number, including Area Code)

604-689-1659
Registrant’s telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Uranerz Energy Corporation (the “Company”) has entered into a consulting agreement (the “Agreement”) with O & M Partners, LLC (‘O & M”), 708 Third Avenue, 5th floor, New York, NY, 10017 effective February 1, 2007. The term of the Agreement is for one year. O & M will provide investor relations services and agrees to use its best efforts to initiate contacts and meetings with institutional investors, independent money managers and market makers.

O & M will be paid US $5,000 per month for its services during the term of the Agreement. O & M will also be entitled to reimbursement of telephone expenses in the amount of $50.00 per month and any other expenses incurred by it in connection with the performance of its duties.

O & M has agreed to accept 50,000 common share purchase warrants exercisable for one year at a price of $3.69, the closing price quoted on the American Stock Exchange on February 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION By: /s/ “Dennis L. Higgs” ______________________________ Dennis L. Higgs Chairman

DATE:    February 7, 2007